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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                                  [ADVANCED MEDICAL OPTICS LOGO]

Media Contacts:   April Grefthen/Angela Boudouvas
                  FischerHealth, Inc.
                  (310) 577-7870, ext. 165/151
                  agrefthen@fischerhealth.com
                  aboudouvas@fischerhealth.com

Investor Contact: Vince Scullin
                  Vice President, Treasury and Investor Relations
                  Advanced Medical Optics, Inc.
                  (714) 246-5571

                     Advanced Medical Optics, Inc. Announces
                         Formation of Board of Directors

(SANTA ANA, CA), June 25, 2002 - Advanced Medical Optics, Inc. (NYSE: AVO'I), a global leader in ophthalmic surgical devices and contact lens care products, which is scheduled to be spun-off from Allergan, Inc. (NYSE: AGN) on June 29, today announced it has finalized the members of its board of directors. The members were elected Sunday at Advanced Medical Optics' (AMO) first official board meeting, where the board also formally approved the agreements related to the company's spin-off.

"Collectively, this board brings to AMO nearly a century of expertise in finance, medical devices and the successful running of public companies," said James V. Mazzo, president and chief executive officer, AMO. "As such, they will be instrumental in leading the strategic direction of the company and building the strength of AMO's business as a global leader in ophthalmic surgical products and contact lens care."

AMO's Board of Directors will be led by Chairman William R. Grant, Director of Allergan since 1989, who currently serves as Chairman of the Allergan Board's Organization and Compensation Committee and as a member of its Corporate Governance Committee. He is a co-founder of Galen Associates, Inc., a venture capital firm in the health care industry and has been its Chairman since 1989. Mr. Grant has more than 40 years of experience in the investment banking and risk-capital fields, including substantial experience in the health care industry. From 1987 to 1989, he was Chairman of New York Life International Investment, Inc. Mr. Grant is also a Director of Ocular Sciences, Inc., Vasogen Inc., Quest Diagnostics Inc. and Massey Energy Company as well as several other private companies. He is a member of the General Electric Equity Advisory Board, Trustee of the Center for Blood Research (Harvard) and Trustee Emeritus of the Mary Flagler Cary Charitable Trust.

In addition to Chairman Grant and AMO President and CEO James Mazzo, who was previously with Allergan for 22 years, board members include the following five businessmen. An eighth and final board member is expected to be named shortly.


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CHRISTOPHER G. CHAVEZ is currently President, Chief Executive Officer and
Director of Advanced Neuromodulation Systems (ANS), a publicly traded high-technology growth company. Prior to joining ANS, Mr. Chavez was Vice President of Worldwide Marketing and Strategic Planning for Eastman's Kodak Health Imaging Division. In his tenure of 16 years at Johnson & Johnson Medical, Inc., Mr. Chavez held a variety of positions; most recently, Vice President and General Manager of the Infection Prevention Business unit, one of four worldwide business units with approximately one-half billion dollars in sales. Mr. Chavez, a Harvard School of Business graduate, currently serves on the board of directors of Medical Manufacturers Association, The Dallas/Fort Worth Health Industry Council and The North Texas Visiting Nurse Association.

WILLIAM J. LINK, PH.D. is currently a Managing Director and a co-founder of Versant Ventures, a venture capital firm with offices in Newport Beach and Menlo Park, California, which invests in early-stage healthcare companies. Previously, Dr. Link was Chairman and Chief Executive Officer of Chiron Vision, a subsidiary of Chiron Corporation founded by Dr. Link, which specialized in ophthalmic surgical products (the company was later sold to Bausch & Lomb in late 1997). Prior to Chiron Vision, Dr. Link founded and served as President of American Medical Optics, a division of American Hospital Supply Corporation, which was sold to Allergan in 1986. Before entering the health care industry, Dr. Link was an assistant professor in the Department of Surgery at the Indiana University School of Medicine.

MICHAEL A. MUSSALLEM is Chairman of the Board and Chief Executive Officer of Edwards Lifesciences Corporation, a position he has held since 2000, when Edwards Lifesciences was spun off from Baxter International, Inc. Mr. Mussallem joined Baxter in 1979 and was Group Vice President of Baxter's CardioVascular business from 1994 to 2000 and Group Vice President of Baxter's Biopharmaceutical business from 1998 to 2000. Mr. Mussallem serves on the boards of AdvaMed, the California Healthcare Institute, and World Heart Corporation and is a member of Keck Institute's roundtable.

DAVID E.I. PYOTT has served as President and Chief Executive Officer of Allergan since January 1998 and Chairman since 2001. Previously, he was head of the Nutrition Division and a member of the Executive Committee of Novartis AG. Since 1980, Mr. Pyott has held numerous positions with Sandoz Nutrition Corporation. Most notably, he was President and Chief Executive Officer of Sandoz Nutrition Corp., Minneapolis, Minnesota and was also General Manager of Sandoz Nutrition in Barcelona, Spain. He is a member of the Directors' Board of the University of California (Irvine) Graduate School of Management and serves on its Executive Committee. He is President of the Pan-American Ophthalmological Foundation. Mr. Pyott is also a member of the Board of Pharmaceutical Research and Manufacturers of America (PhRMA), and a member of the Board of Directors of Avery-Dennison Corporation, California Healthcare Institute and Edwards Lifesciences Corporation.

JAMES O. ROLLANS is Group Executive of Investor Relations and Corporate Communications for Fluor Corporation, where he is responsible for leading the company's external affairs, including investor relations, corporate communications, community and government relations. Joining Fluor in 1982, Mr. Rollans' tenure with the company has included several positions at the senior executive level, including: Senior Vice President and Chief Financial Officer. He also served as the first President and Chief Executive Officer of Fluor Signature Services, the former business services enterprise of Fluor Corporation from 1999 to 2001. Mr. Rollans is a member of the Fluor Corporation Board of Directors and serves on the boards of Flowserve


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Corporation, Cupertino Electric Inc. and the Irvine Regional Hospital and
Medical Center.

STOCKHOLDERS' RIGHTS PLAN APPROVED

At its board meeting yesterday, members formally adopted the previously disclosed Stockholders' Rights Plan. As described in the Company's Form 10 Information Statement, the Stockholders' Rights Plan is intended to enable all Company stockholders to realize the long-term value of their investment. Each share of Company common stock that will be distributed by Allergan in the spin-off transaction and each share issued by the Company in the future, will have a preferred share purchase right attached to it. Subject to limited exceptions, the rights will be exercisable if a person or group acquires 15 percent or more of the Company's common stock. Under certain circumstances, each right will entitle stockholders to buy one one-hundredth of a share of newly created Series A Junior Participating Preferred Stock of the Company at an exercise price of $60. The Board will be entitled to redeem the rights at $.01 per right, or amend the terms of the rights, at any time before a person has acquired 15 percent or more of the outstanding common stock. The rights do not prevent a takeover, but they should encourage anyone seeking to acquire the Company to negotiate with the Board prior to attempting a takeover.


ABOUT ADVANCED MEDICAL OPTICS

Advanced Medical Optics, Inc. (AMO) is a global leader in the development, manufacturing and marketing of medical devices for the eye and contact lens care products. The Company focuses on developing a broad suite of innovative technologies and devices to address a wide range of eye disorders. Products in the ophthalmic surgical line include foldable intraocular lenses, phacoemulsification systems, viscoelastics and related products used in cataract surgery and microkeratomes used in LASIK procedures for refractive error correction. Among its well-known ophthalmic surgical product brands are Phacoflex(R), Clariflex(R), Array(R) and Sensar(R) foldable intraocular lenses and the Sovereign(R) phacoemulsification system. Products in the contact lens care line include disinfecting solutions, daily cleaners, enzymatic cleaners and lens rewetting drops. Among the well-known contact lens care product brands the company possesses are Complete(R), Complete(R) Blink-N-Clean, Consept F(R), Consept 1 Step(R), Oxysept 1 Step(R), Ultracare(R), Ultrazyme(R) and Total Care(R).

The Orange County, California-based Advanced Medical Optics, Inc. will employ approximately 2100 worldwide. The company has operations in about 20 countries and markets products in approximately 60 countries.


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